Exhibit 99
FOR IMMEDIATE RELEASE

Investor Contact:
Chris Gay
308-255-2905
Cabela's Incorporated

Media Contact:
Joe Arterburn
308-255-1204
Cabela's Incorporated

CABELA'S INC. REPORTS RECORD FIRST QUARTER 2013 RESULTS
- First Quarter Diluted EPS $0.70 vs. $0.40 a Year Ago
- First Quarter Comparable Store Sales Up 24.0%
- Direct Revenue Increased 18.4%
- Merchandise Gross Margin Increased 110 Basis Points to 35.6%
- After-Tax Return on Invested Capital Increased 210 Basis Points

SIDNEY, Neb. (April 25, 2013) - Cabela's Incorporated (NYSE:CAB) today reported strong financial results for first quarter fiscal 2013.

For the quarter, total revenue increased 28.7% to $802.5 million; Retail store revenue increased 41.0% to $486.7 million; Direct revenue increased 18.4% to $225.2 million; and Financial Services revenue increased 2.8% to $85.8 million. For the quarter, comparable store sales increased 24.0%. For the quarter, net income increased 72.9% to $49.8 million compared to $28.8 million in the year ago quarter, and earnings per diluted share were $0.70 compared to $0.40 in the year ago quarter.

"First quarter results exceeded our expectations on every line of the income statement," said Tommy Millner, Cabela's Chief Executive Officer. "In addition to expected increases in firearms and ammunition sales, we saw particularly strong performance in softgoods and footwear. Revenue increases in the latter part of March were stronger than anticipated, which allowed us to outperform our March 12th earnings pre-announcement."
"We are particularly pleased with the broad strength we saw in comparable store sales," Millner said. "Comp store sales increased in all stores and in 10 of 13 merchandise subcategories. In addition to firearms and ammunition, we realized particularly strong growth in softgoods, footwear, optics and archery. Excluding firearms and ammunition, comp store sales increased 9%."
"We are further encouraged with the exceptional performance of our new stores," Millner said. "During the quarter, we opened two next-generation stores in Columbus, Ohio, and Grandville, Michigan, as well as an Outpost store in Saginaw, Michigan. These stores opened very strong, are exceeding expectations and are not cannibalizing nearby legacy stores. Sales and profit per square foot in new stores continue to perform 30-40% better than legacy stores. Given the strong performance of new stores, our Board of Directors is confident in our continued Retail store expansion as witnessed by our new store announcements earlier this morning."

"In addition to the strong performance in our Retail segment, we are very pleased with the strong growth in our Direct channel," Millner said. "We are still in the early stages of our Direct business turnaround and are encouraged with the early results of our omni-channel marketing initiatives and print-to-digital transformation. Our new advertising campaign has been extremely well received and provides a very deep emotional connection with our customers. As we look forward, we expect further refinements in site content, navigation and overall experience to further benefit our now growing Direct business."
Merchandise gross margin increased 110 basis points to 35.6% compared to the prior year quarter. Merchandise margin increased in 11 of 13 subcategories. Higher margins in nearly all categories, including firearms and ammunition, combined with strong sales of softgoods and footwear, as well as fewer sales discounts, more than overcame the mix effect of lower margin firearms and ammunition.

“Tight management of operating expense is another key focus of ours," Millner said. "During the quarter, operating expenses as a percent of revenue dropped 330 basis points compared to the prior year quarter. This expense management, combined with higher gross margin, resulted in first quarter operating margin of 9.9%, a new first quarter record. For the remainder of the year, we continue to expect operating expenses to grow at a slower rate than revenue.”

The Cabela's CLUB Visa program had yet another solid quarter. During the quarter, growth in average active credit card accounts accelerated to 10.2% due to retail store expansion and increases in new customers in all channels. Revenue in the year ago quarter benefited from a $6.3 million reduction in the allowance for loan losses. This benefit was just $0.9 million in the first quarter of this year. This difference impacted Financial Services revenue growth by 650 basis points. For the quarter, net charge-offs as a percentage of average credit card loans decreased 14 basis points to 1.86% compared to 2.00% in the prior year quarter.
"These strong results led to further improvements in return on invested capital, which increased 210 basis points compared to the prior year quarter," Millner said. "This is the 15th consecutive quarter of increasing return on capital. With our strong operational improvements, we are confident in our ability to generate even further improvements in return on invested capital."
"We are extremely pleased with our strong first quarter results and our ability to increase sales and margin while controlling costs," Millner said. "Our Retail stores are performing at very high levels, and our Direct business is starting to show real improvement. As a result, we expect our outperformance in the first quarter to flow through to our full year results, and we are comfortable with the current quarterly breakdown of external earnings estimates for 2013."

Conference Call Information

A conference call to discuss first quarter fiscal 2013 operating results is scheduled for today (Thursday, April 25, 2013) at 11:00 a.m. Eastern Time. A webcast of the call will take place simultaneously and can be accessed by visiting the Investor Relations section of Cabela's website at www.cabelas.com. A replay of the call will be archived on www.cabelas.com.

About Cabela's Incorporated

Cabela's Incorporated, headquartered in Sidney, Nebraska, is a leading specialty retailer, and the world's largest direct marketer, of hunting, fishing, camping and related outdoor merchandise. Since the Company's founding in 1961, Cabela's® has grown to become one of the most well-known outdoor recreation brands in the world, and has long been recognized as the World's Foremost Outfitter®. Through Cabela's growing number of retail stores and its well-established direct business, it offers a wide and distinctive selection of high-quality outdoor products at competitive prices while providing superior customer service. Cabela's also issues the Cabela's CLUB® Visa credit card, which serves as its primary customer loyalty rewards program. Cabela's stock is traded on the New York Stock Exchange under the symbol "CAB".

Caution Concerning Forward-Looking Statements

Statements in this press release that are not historical or current fact are "forward-looking statements" that are based on the Company's beliefs, assumptions, and expectations of future events, taking into account the information currently available to the Company. Such forward-looking statements include, but are not limited to, the Company's statements regarding growing operating expenses at a slower rate than revenue for the remainder of the year, generating even further improvements in return on invested capital, the outperformance in the first quarter flowing through to the Company's full year results, and comfort with the current quarterly breakdown of external earnings estimates for 2013. Forward-looking statements involve risks and uncertainties that may cause the Company's actual results, performance, or financial condition to differ materially from the expectations of future results, performance, or financial condition that the Company expresses or implies in any forward-looking statements. These risks and uncertainties include, but are not limited to: the state of the economy and the level of discretionary consumer spending, including changes in consumer preferences and demographic trends; adverse changes in the capital and credit markets or the availability of capital and credit; the Company's ability to successfully execute its omni-channel strategy; increasing competition in the outdoor sporting goods industry and for credit card products and reward programs; the cost of the Company's products, including increases in fuel prices; the availability of the Company's products due to political or financial instability in countries where the goods the Company sells are manufactured; supply and delivery shortages or interruptions, and other interruptions or disruptions to the Company's systems, processes, or controls, caused by system changes or other factors; increased or adverse government regulations, including regulations relating to firearms and ammunition; the Company's ability to protect its brand, intellectual property, and reputation; the outcome of litigation, administrative, and/or regulatory matters (including a Commissioner's charge the Company received from the Chair of the U. S. Equal Employment Opportunity Commission in January 2011); the Company's ability to manage credit, liquidity, interest rate, operational, legal, and compliance risks; the Company's ability to increase credit card receivables while managing credit quality; the Company's ability to securitize its credit card receivables at acceptable rates or access the deposits market at acceptable rates; the impact of legislation, regulation, and supervisory regulatory actions in the financial services industry, including the Dodd-Frank Wall Street Reform and Consumer Protection Act; and other risks, relevant factors, and uncertainties identified in the Company's filings with the SEC (including the information set forth in the "Risk Factors" section of the Company's Form 10-K for the fiscal year ended December 29, 2012), which filings are available at the Company's website at www.cabelas.com and the SEC's website at www.sec.gov. Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. The Company's forward-looking statements speak only as of the date they are made. Other than as required by law, the Company undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise.

CABELA'S INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in Thousands Except Earnings Per Share)
(Unaudited)

	Three Months Ended
	March 30, 2013	March 31, 2012
Revenue:
Merchandise sales	$711,713	$535,277
Financial Services revenue	85,772	83,455
Other revenue	5,012	4,772
Total revenue	802,497	623,504
Cost of revenue:
Merchandise costs (exclusive of depreciation and amortization)	458,627	350,720
Cost of other revenue	68	39
Total cost of revenue (exclusive of depreciation and amortization)	458,695	350,759
Selling, distribution, and administrative expenses	264,687	226,169

Operating income	79,115	46,576

Interest expense, net	(5,356)	(4,504)
Other non-operating income, net	1,539	1,401

Income before provision for income taxes	75,298	43,473
Provision for income taxes	25,451	14,647
Net income	$49,847	$28,826

Earnings per basic share	$0.71	$0.42
Earnings per diluted share	$0.70	$0.40

Basic weighted average shares outstanding	70,157,744	69,454,225
Diluted weighted average shares outstanding	71,372,824	71,287,155

CABELA'S INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in Thousands Except Par Values)
(Unaudited)

	March 30, 2013	December 29, 2012	March 31, 2012
ASSETS
CURRENT
Cash and cash equivalents	$363,747	$288,750	$157,216
Restricted cash of the Trust	19,401	17,292	18,499
Accounts receivable, net	26,826	46,081	21,974
Credit card loans (includes restricted credit card loans of the Trust of $3,375,103, $3,523,133, and $2,955,274), net of allowance for loan losses of $64,700, $65,600, and $67,050	3,334,619	3,497,472	2,908,411
Inventories	613,065	552,575	539,410
Prepaid expenses and other current assets	147,782	132,694	142,270
Income taxes receivable and deferred income taxes	46,954	54,164	43,791
Total current assets	4,552,394	4,589,028	3,831,571
Property and equipment, net	1,074,169	1,021,656	894,946
Land held for sale	18,707	23,448	38,415
Economic development bonds	84,463	85,041	88,715
Other assets	30,504	28,990	27,754
Total assets	$5,760,237	$5,748,163	$4,881,401

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT
Accounts payable, including unpresented checks of $41,442, $28,928, and $14,599	$388,286	$285,039	$257,051
Gift instrument, credit card rewards, and loyalty rewards programs	248,902	262,653	214,314
Accrued expenses	126,899	180,906	95,814
Time deposits	355,722	367,350	173,233
Current maturities of secured variable funding obligations of the Trust	—	325,000	190,000
Current maturities of long-term debt	8,406	8,402	8,391
Total current liabilities	1,128,215	1,429,350	938,803
Long-term time deposits	613,645	680,668	844,992
Secured long-term obligations of the Trust, less current maturities	2,154,750	1,827,500	1,402,500
Long-term debt, less current maturities	319,923	328,133	331,852
Deferred income taxes	14,669	10,571	30,069
Other long-term liabilities	100,395	95,962	97,692

STOCKHOLDERS’ EQUITY
Preferred stock, $0.01 par value; Authorized – 10,000,000 shares; Issued – none	—	—	—
Common stock, $0.01 par value:
Class A Voting, Authorized – 245,000,000 shares;
Issued – 70,545,558, 70,545,558, and 70,354,968 shares;
Outstanding – 70,494,063, 70,053,144, and 70,354,968 shares	705	705	703
Additional paid-in capital	338,465	351,161	338,420
Retained earnings	1,086,274	1,036,427	891,740
Accumulated other comprehensive income	5,982	5,542	4,630
Treasury stock, at cost – 51,495, 492,414, and no shares	(2,786)	(17,856)	—
Total stockholders’ equity	1,428,640	1,375,979	1,235,493
Total liabilities and stockholders’ equity	$5,760,237	$5,748,163	$4,881,401

CABELA'S INCORPORATED AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)

	Three Months Ended
	March 30, 2013	March 31, 2012
	(Dollars in Thousands)
Revenue:
Retail	$486,749	$345,331
Direct	225,158	190,195
Financial Services	85,772	83,455
Other	4,818	4,523
Total revenue	$802,497	$623,504

Operating Income (Loss):
Retail	$84,678	$44,227
Direct	44,897	34,174
Financial Services	24,101	29,002
Other	(74,561)	(60,827)
Total operating income	$79,115	$46,576

As a Percentage of Total Revenue:
Retail revenue	60.6%	55.4%
Direct revenue	28.1	30.5
Financial Services revenue	10.7	13.4
Other revenue	0.6	0.7
Total revenue	100.0%	100.0%

As a Percentage of Segment Revenue:
Retail operating income	17.4%	12.8%
Direct operating income	19.9	18.0
Financial Services operating income	28.1	34.8
Total operating income as a percentage of total revenue	9.9	7.5

CABELA'S INCORPORATED AND SUBSIDIARIES
COMPONENTS OF FINANCIAL SERVICES SEGMENT REVENUE
(Unaudited)

Financial Services revenue consists of activity from the Company's credit card operations and is comprised of interest and fee income, interchange income, other non-interest income, interest expense, provision for loan losses, and customer rewards costs. The following table details the components and amounts of Financial Services revenue for the periods presented below.

	Three Months Ended
	March 30, 2013	March 31, 2012
	(In Thousands)

Interest and fee income	$81,249	$73,108
Interest expense	(13,851)	(13,891)
Provision for loan losses	(12,775)	(6,646)
Net interest income, net of provision for loan losses	54,623	52,571
Non-interest income:
Interchange income	77,630	68,427
Other non-interest income	1,283	4,039
Total non-interest income	78,913	72,466
Less: Customer rewards costs	(47,764)	(41,582)

Financial Services revenue	$85,772	$83,455

The following table sets forth the components of Financial Services revenue as a percentage of average total credit card loans, including any accrued interest and fees, for the periods presented below.

	Three Months Ended
	March 30, 2013	March 31, 2012

Interest and fee income	9.7%	10.0%
Interest expense	(1.7)	(2.0)
Provision for loan losses	(1.5)	(0.8)
Interchange income	9.3	9.2
Other non-interest income	0.2	0.4
Customer rewards costs	(5.7)	(5.6)
Financial Services revenue	10.3%	11.2%

CABELA'S INCORPORATED AND SUBSIDIARIES
KEY STATISTICS OF FINANCIAL SERVICES BUSINESS
(Unaudited)

Key statistics reflecting the performance of the Financial Services business are shown in the following charts:

	Three Months Ended
	March 30, 2013	March 31, 2012	Increase	%
			(Decrease)	Change
	(Dollars in Thousands Except Average Balance per Account )

Average balance of credit card loans (1)	$3,346,588	$2,967,556	$379,032	12.8%
Average number of active credit card accounts	1,633,551	1,482,452	151,099	10.2

Average balance per active credit card account (1)	$2,049	$2,002	$47	2.3

Net charge-offs on credit card loans (1)	$15,585	$14,846	$739	5.0
Net charge-offs as a percentage of average credit card loans (1)	1.86%	2.00%	(0.14)%
(1) Includes accrued interest and fees